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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-29203 of Core Materials Corporation on Form S-8 of our report dated February 16, 1999, appearing in the Annual Report on Form 10-K of Core Materials Corporation for the year ended December 31, 1998.



Deloitte & Touche LLP
Chicago, Illinois
March 25, 1999